UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report: April 21, 2009

WSB Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Washington (State of incorporation or organization)	001-33188 (Commission File Number)	20-3153598 (I.R.S. Employer Identification No.)

607 Pacific Avenue Bremerton, Washington (Address of principal executive offices)	98337 (Zip Code)
Registrant’s telephone number, including area code: (360) 405-1200

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On April 21, 2007, the company’s executive vice president and chief financial officer, Mark D. Freeman, advised the company that he is resigning from the company effective May 1, 2009, to serve as the chief financial officer of another community bank in Eastern Washington.
     Effective May 2, 2009, the company’s vice president and chief accounting officer, Janet M. Hobson, age 52, was promoted to also serve as the company’s interim chief financial officer, subject to regulatory approval. Ms. Hobson has more than 25 years of experience in accounting including 4 years of public company reporting. She joined the Company in September, 2006 after being an accountant at Rainier Pacific Bank in Tacoma, Washington since 2002. The Company has not entered into any employment agreement with Ms. Hobson and no significant change to her compensation and benefits has been agreed upon.
     A copy of the press release is attached as Exhibit 99.1 and incorporated by reference.
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits

99.1	Press release dated April 27, 2009.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WSB FINANCIAL GROUP, INC. (Registrant)
April 27, 2009	/s/ Terry A. Peterson
(Date)	Terry A. Peterson
Chief Executive Officer

Exhibit Index
99.1	Press release dated April 27, 2009.

2